UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 10, 2008

MOTHERS WORK, INC.

(Exact name of Registrant as specified in Charter)

Delaware	0-21196	13-3045573
(State or Other Jurisdiction of Incorporation or Organization)	Commission File number	(I.R.S. Employer Identification Number)

456 North 5th Street

Philadelphia, PA 19123

(Address of Principal Executive Offices)

(215) 873-2200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02                                                Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At a meeting of the Board of Directors (the “Board”) of Mothers Work, Inc. (the “Company”) held on March 10, 2008, Arnaud Ajdler, a Managing Director of Crescendo Partners, was appointed to the Board as well as to the Compensation Committee of the Board.  Mr. Ajdler was appointed to the Board at the recommendation of Crescendo Partners, a holder of approximately 11.2% of Mothers Work’s outstanding shares.

In connection with Mr. Ajdler’s appointment as a director, the Company, on the one hand, and Crescendo Partners II, L.P. and certain of its affiliates, on the other hand (the “Crescendo Parties”), have entered into a confidentiality letter agreement dated March 10, 2008 (the “Confidentiality Letter Agreement”).  Pursuant to the terms of the Confidentiality Letter Agreement, the Crescendo Parties agreed to keep confidential all Company Information (as defined therein) and not to disclose any of the Company Information unless the Company gives its prior consent to disclosure of such information.  The Crescendo Parties also agreed that if and only as long as Mr. Ajdler or any other Representative (as defined therein) of the Crescendo Parties is a member of the Company’s Board, neither the Crescendo Parties nor any of their affiliates will (a) take any action that would result in a Triggering Event, as defined in the Amended and Restated Rights Agreement, dated as of October 9, 2005, between the Company and StockTrans, Inc.; (b) seek to inspect, by demand, legal proceeding, or otherwise, for any purpose, the Company’s books and records or otherwise seek to exercise any rights under Section 220 of the Delaware General Corporation Law; (c) propose that any action be taken by the stockholders of the Company; (d) make, or in any way participate in, any “solicitation” of “proxies” (as such terms are defined under Regulation 14A of the Exchange Act) to vote or seek to advise or influence any person or entity with respect to the voting of any securities of the Company; or (e) enter into any discussions, negotiations, arrangements or understandings with or advise, assist or encourage any third party with respect to any of the actions discussed in the foregoing clauses (a) through (d).

In connection with his appointment as a non-employee director of the Company, the Board authorized a grant to Mr. Ajdler of 1,738 shares of restricted stock pursuant to the Company’s 2005 Equity Incentive Plan (the “Plan”).  The Board further authorized a grant of 625 shares of restricted stock to Anne Kavanagh pursuant to the Plan in recognition of Ms. Kavanagh’s service to the Company as a director from the period of her initial appointment to the Board on September 28, 2006 to January 19, 2007 (the date of the Company’s 2007 Annual Meeting of Stockholders).  The number of shares of restricted stock granted to each of Mr. Ajdler and Ms. Kavanagh represents a prorated portion of the annual 2,000 share grant of restricted stock that is issued to each non-employee director at the conclusion of the Company’s Annual Meeting of Stockholders in accordance with the Company’s non-employee director compensation polices.  Consistent with other grants of restricted stock to non-employee directors, the shares granted to each of Mr. Ajdler and Ms. Kavanagh will vest one year from the date of grant, subject to acceleration in the event of the non-employee director’s death or disability or upon a change in control of the Company, and each is subject to the terms and conditions of the Plan and the Company’s standard Restricted Stock Award Agreement for Directors as previously filed with the Securities and Exchange Commission.  The terms of both

Mr. Ajdler and Ms. Kavanagh will expire at the Annual Meeting of Stockholders to be held following fiscal year 2008.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Description

10.1

Confidentiality Agreement dated March 10, 2008, by and among Mothers Work, Inc., Crescendo Partners II, L.P., Series K, Crescendo Investments II, LLC, Crescendo Partners III, L.P., and Crescendo Investments III, LLC.

99.1	Press Release of Mothers Work, Inc. issued March 11, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Date: March 11, 2008	MOTHERS WORK, INC.

	By:	/s/ Edward M. Krell
Edward M. Krell
Chief Financial Officer & Chief Operating Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1

Confidentiality Agreement dated March 10, 2008, by and among Mothers Work, Inc., Crescendo Partners II, L.P., Series K, Crescendo Investments II, LLC, Crescendo Partners III, L.P., and Crescendo Investments III, LLC.

99.1	Press Release of Mothers Work, Inc. issued March 11, 2008